                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            HAEMONETICS CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            HAEMONETICS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 19, 1996

To the Stockholders:

  The Annual Meeting of the Stockholders of Haemonetics Corporation will be held on Friday, July 19, 1996 at 9:00 a.m. at the Boston Harbor Hotel, Boston, Massachusetts for the following purposes:

  1. To elect three Directors, two to serve for a term of three years and until their successors shall be elected and qualified, and one to serve for a term of two years until a sucessor shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

  2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

  3. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on May 22, 1996 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By Order of the Board of Directors

                                          Alicia R. Lopez
                                          Clerk

Braintree, Massachusetts
June 7, 1996

                            HAEMONETICS CORPORATION

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, July 19, 1996, at the time and place set forth in the notice of meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is June 7, 1996.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting is required to approve the other matter listed in the notice of meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The Company will bear the cost of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

  The Company's principal executive offices are located at 400 Wood Road, Braintree, Massachusetts 02184, telephone number (617) 848-7100.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on May 22, 1996 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 27,242,229 shares of Common Stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

  Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class is elected each year for a term of three years. John F. White and James L. Peterson are currently serving in the class of directors whose terms expire at this Annual Meeting. It is proposed that Messrs. White and Peterson be elected to serve terms of three years, and in each case until their successors shall be duly elected and qualified or until their death, resignation or removal. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. It is also proposed that Mr. Barr be elected to serve a two year term ending in 1998 to fill the vacancy caused by the resignation in November 1995 of J. Neal Armstrong. If any of the three such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. None of the nominees is related to any other or to any executive officer of the Company or its subsidiaries.

                             YEAR FIRST
                             ELECTED A   POSITION WITH THE COMPANY OR PRINCIPAL
          NAME           AGE  DIRECTOR    OCCUPATION DURING THE PAST FIVE YEARS
          ----           --- ----------  --------------------------------------
NOMINATED FOR A TERM ENDING IN 1999:
John F. White...........  52    1985    Chairman, President and Chief Executive
                                        Officer of the Company since 1985.
                                        Previously, President of the Company's
                                        predecessor.
James L. Peterson.......  53    1985    Since May 1994, President, International
                                        Operations, and Vice Chairman of the
                                        Board of Directors of the Company. From
                                        1988 to 1994, Executive Vice President
                                        of the Company. Previously, Vice
                                        President, with responsibility for all
                                        international activities, of the Company
                                        and its predecessor. Director of
                                        Tillotson Healthcare, Inc.
NOMINATED FOR A TERM ENDING IN 1998:
John R. Barr............  39    1996    Since October, 1995 President, North
                                        American Operations of the Company. From
                                        May, 1994 to October, 1995 Executive
                                        Vice President of the Company. From
                                        April, 1992 to May, 1994 Senior Vice
                                        President, Operations of the Company.
                                        From September, 1991 to April, 1992,
                                        Vice President, Operations of the
                                        Company and from June, 1990 to February,
                                        1991, Director of Customer Service of
                                        the Company. Previously, Vice President
                                        of the Systems Division of Baxter
                                        International, Inc.

                             YEAR FIRST
                             ELECTED A   POSITION WITH THE COMPANY OR PRINCIPAL
          NAME           AGE  DIRECTOR    OCCUPATION DURING THE PAST FIVE YEARS
          ----           --- ----------  --------------------------------------
SERVING A TERM ENDING IN 1998:
Yutaka Sakurada.........  63    1991    Since April, 1995, Senior Vice President
                                        of the Company and President of
                                        Haemonetics, Japan. From October, 1991,
                                        Vice President of the Company and
                                        President of Haemonetics Japan.
                                        Previously, from 1989 to 1991, Managing
                                        Director, Kuraray Plastics Co., Ltd., a
                                        diversified synthetic fiber manufacturer
                                        and a distributor of the Company's
                                        products.
Donna C.E. Williamson...  43    1993    Corporate Senior Vice President of
                                        Caremark International, Inc., a leading
                                        provider of diversified health care
                                        services throughout the United States
                                        and in other countries. Previously
                                        Corporate Vice President at Caremark
                                        International since 1992 and Corporate
                                        Vice President at Baxter International
                                        from 1983 to 1992 responsible for
                                        strategy and business development and
                                        health cost management businesses.
                                        Director of A.G. Edwards, Inc.
SERVING A TERM ENDING IN 1997:
Sir Stuart Burgess......  67    1992    Chairman of Anglia & Oxford Region of
                                        the U.K. National Health Service and
                                        Chairman of Finsbury Worldwide
                                        Pharmaceutical Trust PLC, an investment
                                        trust specializing in the pharmaceutical
                                        industry. Director of Anagen PLC and
                                        Immuno UK Ltd. From 1979 to 1989 Chief
                                        Executive Officer, and from 1973 to 1989
                                        director of Amersham International plc,
                                        a world leader in nuclear medicine.
Jerry E. Robertson,       63    1993    Retired. From 1984 to 1994, Executive
 Ph.D. .................                Vice President, 3M Life Sciences Sector
                                        and Corporate Services. Minnesota Mining
                                        and Manufacturing (3M) is a worldwide
                                        producer of a diverse variety of
                                        industrial and consumer products.
                                        Director of Project HOPE, Allianz of
                                        North America, Manor Care, Inc.,
                                        Cardinal Health, Inc., Coherent Inc.,
                                        Steris Corp., Life Technologies, Inc.
                                        and Medwave Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                           AND DIRECTOR COMPENSATION

  During the last fiscal year, there were four meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. The Directors of the Company who are not employees of the Company receive an annual fee of $20,000 effective October 1, 1995. Prior to October 1, 1995, the annual fee paid to outside directors was $12,000. In addition to this fee, each outside director is granted annually an option to purchase up to 6,000 shares of Common Stock of the Company.

  The Board of Directors has a Compensation Committee composed of the independent directors who are not employees of the Company. The members of the Compensation Committee during the last fiscal year were Sir Stuart Burgess, Jerry E. Robertson and Donna C.E. Williamson. The Compensation Committee determines the compensation to be paid to the key officers of the Company and administers the Company's 1990 Stock Option Plan and its 1992 Long-term Incentive Plan. The Committee met once during the past fiscal year and on other occasions took action by written consent.

  The Board of Directors also has an Audit Committee, presently comprised of Sir Stuart Burgess, Jerry E. Robertson and Donna C.E. Williamson, which reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During the last fiscal year, there were two meetings of the Audit Committee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 30, 1996, certain information with respect to beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iii) all directors and executive officers as a group.

                                         TITLE       AMOUNT & NATURE    PERCENT
      NAME OF BENEFICIAL OWNER          OF CLASS   BENEFICIAL OWNERSHIP OF CLASS
      ------------------------          --------   -------------------- --------
John F. White(1)....................  Common Stock      2,033,627         7.07%
James L. Peterson(2)................  Common Stock      1,431,390         4.98%
J. Neal Armstrong(3)................  Common Stock         84,700         0.29%
Yutaka Sakurada(4)..................  Common Stock         83,108         0.29%
John R. Barr(5).....................  Common Stock        119,716         0.42%
Brigid A. Makes(6)..................  Common Stock         18,255         0.06%
Sir Stuart Burgess(7)....... .......  Common Stock         12,500         0.04%
Jerry E. Robertson(8)....... .......  Common Stock         29,000         0.10%
Donna C.E. Williamson(9)............  Common Stock          4,800         0.02%
Wellington Management(10)...........  Common Stock      3,424,870        11.90%
All executive officers and directors
 as a group (9 persons)(11).........  Common Stock      3,817,096        13.27%

- - --------
 (1) Does not include 33,475 shares held in trust for the benefit of Mr. White's children and 30,877 shares held by the White Foundation and 32,337 shares held by the White Family Trusts. Mr. White disclaims beneficial ownership of such shares. Includes 90,040 shares which Mr. White has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (2) Does not include 48,150 shares held in trust for the benefit of Mr. Peterson's children, 8,300 shares held by the Peterson Foundation and 21,000 shares held in trust for the benefit of Mr. Peterson's parents. Mr. Peterson disclaims beneficial ownership of such shares. Includes 90,040 shares which Mr. Peterson has the right to acquire upon exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (3) Includes 82,723 shares which Mr. Armstrong has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (4) Includes 82,350 shares which Mr. Sakurada has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (5) Includes 89,823 shares which Mr. Barr has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (6) Includes 16,189 shares which Ms. Makes has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (7) Includes 10,500 shares which Sir Burgess has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (8) Includes 9,000 shares which Mr. Robertson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
 (9) Includes 4,500 shares which Ms. Williamson has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.
(10) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission as of February 9, 1996. The reporting entity's address is 200 State Street, Boston, MA 02039.
(11) Includes 475,165 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of March 30, 1996.

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all
Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with except through inadvertence, one report for Jerry E. Robertson involving one transaction was not filed on a timely basis.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is intended to attract and retain talented executives and to motivate them to achieve the Company's business goals. The program utilizes a combination of salary, stock options and cash bonuses awarded based on the achievement of corporate performance objectives. The compensation received by its executive officers is thereby linked to the Company's performance. Within this overall policy, compensation packages for individual executive officers are intended to reflect the responsibilities of their position and their past achievements with the Company, as well as the Company's performance.

  The Compensation Committee is comprised of independent directors who are not employees of the Company. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials. The Compensation Committee's determinations with respect to compensation for the fiscal year ended March 30, 1996 were made at the beginning of the fiscal year.

  In arriving at the base salaries paid to the Company's executive officers for the year ended March 30, 1996, the Committee considered their individual contributions to the performance of the Company and of their particular business units, their levels of responsibility, salary increases awarded in the past, the executive's experience and potential, and the level of compensation necessary, in the overall competitive environment, to retain talented individuals. All of these factors were collectively taken into account by the Committee in making a subjective assessment as to the appropriate base salary for each of the Company's executive officers, and no particular weight was assigned to any one factor.

  The Company has a bonus program which is tied to the achievement by the Company of predetermined goals relating to revenue and net earnings after taxes. Under the program, increases in revenue or net earnings after taxes beyond the required thresholds would result in increased bonuses. No bonuses were awarded to executive officers for the year ended March 30, 1996 because the predetermined goals were not achieved. The bonus paid to Ms. Makes was received pursuant to the quarterly target bonus program under which bonuses are made to non-executive officers. Ms. Makes became acting Chief Financial Officer on November 3, 1996.

  The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward long-term corporate performance and to promote employee loyalty through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended March 30, 1996) is included in the tables following this report. In determining the number of options granted to executive officers during the last fiscal year, the Committee made a subjective assessment of the contributions of particular executive officers to the financial and operational performance of the business unit directed by the executive, and of such officer's potential for advancement. The Committee, in arriving at the number of options to be granted to particular executive officers, was aware of whether or not such officers had been granted options in the past. The vesting of options granted is not dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

  In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

COMPENSATION OF JOHN F. WHITE, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

  The Committee established the compensation of John F. White, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company for the fiscal year ended March 30, 1996 using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. White's salary was increased approximately 4.2% in general recognition of his individual contribution to the performance of the Company and his level of responsibility. For the year ended March 30, 1996, the Company's revenue increased 6% over revenue for the year ended April 1, 1995 and net earnings after taxes increased 7% over net earnings after taxes for the year ended April 1, 1995. During the year ended March 30, 1996, the Committee granted Mr. White options for the purchase of 15,000 shares of the Company's Common Stock at an exercise price of $15.4375 per share. The options are exercisable commencing one year from the date of grant and vest at the rate of 25% per year over the four years following the grant. The options expire on April 21, 2005. In determining the number of shares subject to the options granted to Mr. White during the fiscal year ended March 30, 1996, the Committee considered his contributions to the Company's performance, the options previously granted to him, as well as the potential appreciation in the market price of the Company's Common Stock over the term of the options. The Committee views the determination as to the size of stock option grants to executive officers, including Mr. White, to be an exercise of subjective judgment by the Committee. In exercising such judgment, the Committee took into account the factors mentioned above, but did not assign relative weights to any of such factors.

                         COMPENSATION COMMITTEE
                         Sir Stuart Burgess
                         Jerry E. Robertson
                         Donna C.E. Williamson

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During the fiscal year ended March 30, 1996 the members of the Compensation Committee were Sir Stuart Burgess, Jerry E. Robertson and Donna C.E. Williamson. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 1996.

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, or earned by or paid to the Company's Chief Executive Officer and each of the Company's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal years ended March 30, 1996, April 1, 1995, and April 2, 1994.

SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                        ANNUAL COMPENSATION                       AWARDS
                                  -------------------------------------        ------------
                                                              OTHER
                                                              ANNUAL              STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY(L)    BONUS(L)    COMPENSATION          OPTIONS    COMPENSATION(2)
- - ---------------------------  ---- ---------    --------    ------------        ------------ ---------------
John F. White............    1996 $373,558          --       $ 27,244(3)          15,000        $1,800
 President & CEO             1995  358,558          --         22,863(3)          25,113           --
                             1994  343,558     $324,000        32,183(3)          35,813         3,000
James L. Peterson........    1996 $445,203(4)       --       $104,398(3)(4)(5)    15,000           --
 President, International    1995  374,876(4)       --        129,617(3)(4)(5)    25,113           --
 Operations                  1994  333,333(4)  $391,837(4)     83,333(3)(4)(5)    35,813        $3,000
J. Neal Armstrong (6)....    1996 $273,558          --       $ 50,588(3)          50,000        $1,000
 Vice President of           1995  258,077          --         32,433(3)          41,854         1,000
 Finance                     1994  238,846     $172,800        29,092(3)          36,563         4,000
John R. Barr.............    1996 $297,596          --       $ 27,993(3)          50,000        $2,800
 Executive Vice President    1995  256,635          --          9,691(3)          41,854         1,000
Brigid A. Makes..........    1996 $145,968     $ 24,000      $  9,481(3)          11,500        $2,800
 Vice President of
 Finance

- - --------
(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.
(2) Includes $1,800 paid by the Company with respect to the Savings Plus Plan in 1996 for Mr. White, Mr. Barr and Ms. Makes and $3,000 paid by the Company under the Savings Plus Plan in 1994 for Mr. White, Mr. Peterson, and Mr. Armstrong. Also includes contributions by the Company under its 401(k) plan in the amount of $1,000 for Mr. Armstrong in all years shown, in the amount of $1,000.00 for Mr. Barr in 1996 and 1995 and in the amount of $1,000 in 1996 for Ms. Makes.
(3) Includes the following amounts paid by the Company with respect to vacation hours: (i) accrued in 1996 but not used: for Mr. White $9,402, Mr. Armstrong $27,267, Mr. Barr $12,147 and Ms. Makes $2,958, (ii) accrued in 1995 but not used: for Mr. White $5,021 and Mr. Armstrong $9,825 and
    (iii) accrued in 1994 but not used: for Mr. White $15,923 and Mr. Armstrong $12,000. Additionally, includes the following amounts paid by the Company with respect to company-owned vehicles or auto allowances: (i) in 1996: for Mr. White $15,520, Mr. Peterson $22,241, Ms. Makes $6,000,
    Mr. Armstrong $14,582 and Mr. Barr $10,713, (ii) in 1995: Mr. White $15,520, Mr. Peterson $19,447, Mr. Armstrong $14,528 and Mr. Barr $6,306
    and (iii) in 1994: for Mr. White $14,417, Mr. Peterson $17,551 and Mr. Armstrong $13,250.
(4) All amounts are Translated into U.S. dollars at the average rate of exchange during that year.
(5) Includes the following amounts for additional payments relating to overseas assignment; for 1996 $56,431, for 1995, $67,588 and for 1994, $61,020.
(6) Mr. Armstrong resigned as Vice President of Finance effective November 3, 1995. The foregoing table includes his compensation for the full year ended March 30, 1996.

OPTION GRANTS IN FISCAL YEAR ENDED MARCH 30, 1996

  The following table provides information on option grants to the executive officers of the Company listed in the Summary Compensation Table above during the fiscal year ended March 30, 1996. Pursuant to applicable regulations of the Securities and Exchange Commission, the table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date of grant to the end of the option term.

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                        POTENTIAL REALIZABLE
                                     PERCENTAGE OF                        VALUE AT ASSUMED
                          NUMBER OF  TOTAL OPTIONS                      ANNUAL RATES OF STOCK
                         SECURITIES   GRANTED TO   EXERCISE              PRICE APPRECIATION
                         UNDERLYING    EMPLOYEES    OR BASE              FOR OPTION TERM(2)
                           OPTIONS   IN THE FISCAL   PRICE   EXPIRATION ---------------------
                         GRANTED (1)   YEAR 1996   PER SHARE    DATE       5%         10%
                         ----------- ------------- --------- ---------- ---------------------
John F. White...........   15,000        2.44      $15.4375   4/21/05   $ 145,628 $   369,051
James L. Peterson.......   15,000        2.44      $15.4375   4/21/05   $ 145,628 $   369,051
J. Neal Armstrong.......   50,000        8.14      $15.4375   4/21/05   $ 485,428 $ 1,230,170
John R. Barr............   50,000        8.14      $15.4375   4/21/05   $ 485,428 $ 1,230,170
Brigid A. Makes.........   11,500        1.87      $15.4375   4/21/05   $ 111,648 $   282,939

- - --------
(1) Options are exercisable upon completion of one full year of employment following the grant date (except in the case of death or retirement) and vest at the rate of 25% per year over the four years following the grant.
(2) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved. On May 22, 1996 the closing price of the Company's Common Stock on the New York Stock Exchange was $19 5/8.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 30, 1996 AND OPTION VALUES AT MARCH 30, 1996

  The following table provides information on the value of unexercised options held by the executive officers listed in the Summary Compensation Table above at March 30, 1996.

                                                  NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                           SHARES               OPTIONS AT MARCH 30, 1996 OPTIONS AT MARCH 30, 1996(1)
                          ACQUIRED     VALUE    ------------------------- -----------------------------
                         ON EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                         ----------- ---------- ----------- ------------- -----------------------------
John F. White...........         0   $        0   90,040       53,386       $   6,023      $  14,929
James L. Peterson.......         0   $        0   90,040       53,386       $   6,023      $  14,929
J.Neal Armstrong........   135,000   $2,141,950   82,723       83,194       $  17,460      $  47,147
John R. Barr............    14,500   $  138,765   89,823       83,194       $  96,057      $  47,147
Brigid A. Makes.........         0   $        0   16,189       16,941       $   3,891      $  10,719

- - --------
(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Company's Common Stock on the New York Stock Exchange on March 29, 1996.

                         COMPARATIVE PERFORMANCE GRAPH

  The following graph compares the cumulative total return for the period commencing with the Company's initial public offering on May 10, 1991 through March 30, 1996 among the Company, the S&P 500 Index and the S&P Medical Products and Supplies Index. The graph assumes one hundred dollars invested on May 10, 1991 in the Company's Common Stock, the S&P 500 Index and the S&P Medical Products and Supplies Index and also assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]

- - --------------------------------------------------------------------------------
                      5/10/91   3/31/92   3/31/93   3/31/94   3/31/95   3/31/96
- - --------------------------------------------------------------------------------
Haemonetics            $100       107       203       168       123       141
S&P 500                $100       110       127       129       149       197
S&P Medical            $100       115       102        85       125       185
Products & Supplies
- - --------------------------------------------------------------------------------

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 29, 1997. A representative of Arthur Andersen, LLP is expected to be present at the meeting to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Any proposal submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the 1997 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Braintree, Massachusetts on or before February 7, 1997.

                                 OTHER MATTERS

  Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By Order of the Board of Directors

                                          Alicia R. Lopez
                                          Clerk

Braintree, Massachusetts
June 7, 1996

                                  DETACH HERE
- - --------------------------------------------------------------------------------

                            HAEMONETICS CORPORATION

P                   PROXY - ANNUAL MEETING OF STOCKHOLDERS
R
O                                JULY 19, 1996
X
Y          The undersigned hereby appoints John F. White, James L. Peterson and
     John R. Barr, or any one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Haemonetics Corporation to be held Friday, July 19, 1996 at Boston, Massachusetts and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Haemonetics Corporation standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth on the reverse side.

          PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                                                                ----------------
                                                                  SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
                                                                ----------------

                            HAEMONETICS CORPORATION

Dear Shareholder:

There are two actions to be considered at the annual meeting, July 19, 1996 that require your vote.

Your vote counts and you are strongly encouraged to exercise your right to vote.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then, please sign the card and return your card in the enclosed, paid envelope.

Your vote must be received by the annual meeting date of July 19, 1996 to be considered.

Thank you for your prompt attention to this matter.

Sincerely,




Haemonetics Corporation







                                  DETACH HERE
- - --------------------------------------------------------------------------------

[X] Please mark
    votes as in                                                            -----
    this example.                                                              |

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

    1. ELECTION OF DIRECTORS:

    Nominees: John F. White, James L. Peterson,
              John R. Barr

              [_]   FOR        [_] WITHHOLD
                    ALL            FROM ALL
                  NOMINEES         NOMINEES

    [_]_________________________________________________
    (Instruction: To withhold authority from any individual nominee, write the nominee's name above.)



                                                          FOR   AGAINST  ABSTAIN
    2. PROPOSAL TO RATIFY THE APPOINTMENT OF THE          [_]     [_]      [_]
       FIRM OF ARTHUR ANDERSEN LLP AS
       INDEPENDENT PUBLIC ACCOUNTANTS.

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             MARK HERE
            FOR ADDRESS
            CHANGE AND   [_]
            NOTE AT LEFT


    Please sign exactly as your name(s) appear on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




Signature:___________________Date______  Signature___________________Date______